UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

TOPS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		26-1252536
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

(716) 635-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2010, Tops Markets, LLC, a New York limited liability company (“Tops Markets”), a wholly-owned subsidiary of Tops Holding Corporation (“Tops Holding”), entered into a letter of employment (the “Employment Letter”) with William R. Mills, pursuant to which Mr. Mills has agreed to act as Senior Vice President of Tops Markets, effective on November 1, 2010 (the “Effective Date”).  Mr. Mills will report to Tops Markets’ Chief Executive Officer and to the Chairman of the Board.

During the period during which Mr. Mills is employed by Tops Markets (the “Employment Period”), Mr. Mills will receive an annual base salary of $275,000 (the “Annual Base Salary”), and will be eligible to receive an annual bonus (the “Annual Bonus”) in a target amount equal to up to 60% of his Annual Base Salary, which amount will be determined by Tops Markets’ Board of Directors (the “Board”) based on quantitative and qualitative factors that the Board deems appropriate; provided, however, that the minimum Annual Bonus payable for 2010 will be $25,000.

On the Effective Date, Mr. Mills will be granted options pursuant to a non-qualified stock option agreement exercisable for 1,000 shares of Tops Holding’s common stock, par value $0.001 per share (“Common Stock”), at a price per share equal to the fair market value (determined in accordance with Tops Holding’s 2007 Stock Incentive Plan (as amended, the “Plan”) of a share of Common Stock on the Effective Date.  The options will expire on the tenth anniversary of the date of grant and will vest as to 33 1/3% on each of the third, fourth and fifth anniversaries of the date of grant.  Upon a change of control (as defined in the Plan), subject to the terms and conditions of the Plan, the options will become fully vested.  In connection with such option grant, Mr. Mills has agreed to join as a party to the Amended and Restated Stockholders’ Agreement of Tops Holding, dated as of January 29, 2010.

Pursuant to the Employment Letter, Mr. Mills is entitled to reimbursement (plus a gross-up payment to cover any related income tax liability) for his moving expenses and use of a company car during the Employment Period.  The Employment Letter provides that Mr. Mills will be entitled to four weeks paid vacation and other customary benefits to the extent applicable generally to senior executives of Tops Markets.

If Mr. Mills’ employment is terminated without “cause” (as defined in the Employment Letter), other than by reason of his death or disability, or by reason of Mr. Mills’ resignation, he will be entitled to receive (i) (a) a lump sum in the amount of his accrued but unpaid Annual Base Salary through the date of termination and (b) a lump sum in the amount of any unpaid reimbursable expenses and any unpaid amounts to which he may be entitled pursuant to any benefit plans in which he participates during the Employment Period (together, the “Accrued Obligations”), (ii) his Annual Base Salary until the first anniversary of the date of termination (the “Severance Period”) and (iii) participation at the expense of Tops Markets in all welfare and benefit plans until the earlier of (a) expiration of the Severance Period and (b) the date on which he is eligible to receive coverage from a new employer.  If Mr. Mills’ employment is terminated without cause (other than by reason of his death or disability), his options, to the extent then vested, must be exercised within 30 days of such termination or will thereafter expire.  Any unvested options as of the date of such termination will be forfeited.

If Mr. Mills’ employment is terminated for cause or by him for any reason, Tops Markets will have no further payment obligations, other than for the Accrued Obligations.  If Mr. Mills’ employment is terminated for cause, his options will expire and be automatically forfeited at the time of termination.  If Mr. Mills’ employment is terminated by him for any reason, his options, to the extent then vested, must be exercised within 30 days of such termination or will thereafter expire.  Any unvested options as of the date of such termination will be forfeited.  If Mr. Mills’ employment is terminated due to his death or disability, Tops Markets will have no further payment obligations, other than for the Accrued Obligations and for the continuance of benefits to the date of termination, and his options, to the extent then vested, must be exercised within six months of such death or disability or will thereafter expire.  Any unvested options as of the date of such termination will be forfeited.

Pursuant to the Employment Letter, Mr. Mills has agreed that during the Employment Period and for one year thereafter (the “Non-Compete Period”), he will not directly or indirectly compete with Tops Markets or its affiliates in any line of business engaged in or under development by Tops Markets.  In addition, Mr. Mills has agreed that, during the Non-Compete Period, he will not solicit any employees or customers of Tops Markets.  The Employment Letter also prohibits Mr. Mills from disclosing any confidential information of Tops Markets and its affiliates.  Mr. Mills has agreed to assign all inventions to Tops Markets developed during the Employment Period and the Non-Compete Period if such inventions result from work performed for Tops Markets or any of its affiliates.  Mr. Mills has agreed not to disparage Tops Markets or any of its affiliates.

The foregoing description of the Employment Letter is only a summary and is qualified in its entirety by reference to the full text of the Employment Letter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2010, the Board appointed William R. Mills, age 54, to serve as Senior Vice President of Tops Markets, effective as of the Effective Date.  Tops Markets expects that, following a transition period, Mr. Mills will succeed Kevin Darrington as Chief Financial Officer of Tops Markets on December 1, 2010.  Mr. Darrington will continue with Tops Markets as its Chief Operating Officer.

Mr. Mills founded William R. Mills Consulting, which advises owners of small and mid-market companies in connection with value enhancement, in July 2009.  From 1992 until 2009, Mr. Mills was Senior Vice President, Treasurer and Chief Financial Officer of Weis Markets, Inc., a chain of supermarkets located in Pennsylvania and surrounding states, and a member of its board of directors.   Mr. Mills earned a bachelor of science degree in accounting from the University of Louisville and is a certified public accountant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this report and incorporated by reference herein:

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.	Description
99.1	Employment Letter, dated as of October 7, 2010, between Tops Markets, LLC and William R. Mills

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING CORPORATION

Dated: October 14, 2010	By:	/s/ Frank Curci
Name: Frank Curci
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Employment Letter, dated as of October 7, 2010, between Tops Markets, LLC and William R. Mills